                                                           Exhibit No. EX-99.h.4

                          Delaware Distributors, L.P.
                               2005 Market Street
                             Philadelphia, PA 19103

December __, 2006

Delaware Group Tax-Free Fund
2005 Market Street
Philadelphia, PA 19103

     Re: Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally bound hereby, Delaware Distributors,  L.P. (the "Distributor") agrees that in order to improve the performance of Delaware  Tax-Free USA  Intermediate
Fund and  Delaware  Tax-Free USA Fund  (collectively,  the  "Funds"),  which are series of Delaware Group Tax-Free Fund, the Distributor shall waive a portion of the Rule  12b-1  (distribution)  fees for  Funds'  Class A Shares,  so that such
Funds'  Rule 12b-1  (distribution)  fees will not exceed the  amounts  indicated
below for the period December 31, 2006 through December 31, 2007:

Fund                                               Expense Limitation
----                                               ------------------
Delaware Tax-Free USA Intermediate Fund                  0.15%
Delaware Tax-Free USA Fund                               0.25%

     The Distributor  acknowledges  that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

                                            Delaware Distributors, L.P.

                                            By: _________________________
                                                Name:
                                                Title:
                                                Date:

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Tax-Free Fund

By: _________________________
    Name:
    Title:
    Date: